UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     December 3, 2015

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 3, 2015, OTC Markets Group placed a Caveat Emptor symbol on the web page provided by OTC Markets Group on its marketplace for CD International Enterprises, Inc. (the “Company”).  Upon enquiry, OTC Markets Group staff cited as reason why the symbol was assigned that the Company common stock has been subject to being promoted to the public, but adequate current information about the Company has not been made available to the public.

The Company is working diligently to satisfy any concerns OTC Markets Group may have about the adequacy of the current information about the Company and any other concerns.

Generally, OTC Markets Group will remove the Caveat Emptor designation once the Company meets the qualifications for OTC Pink Current Information or OTCQB and has displayed that there is no longer a public interest concern, typically no sooner than 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: December 8, 2015	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD., Chief Executive Officer